AMENDMENT TO
THE 1997 NON-OFFICER EMPLOYEE
STOCK OPTION PLAN OF
RENTRAK CORPORATION

         THIS SECOND AMENDMENT to The 1997 Non-officer Employee Stock Option Plan of Rentrak Corporation (the "Plan") is hereby adopted by Rentrak Corporation, an Oregon corporation (the "Company"), effective November 16, 1998.

1. Incorporation; Definitions. The terms and provisions of this Amendment are incorporated by this reference in the Plan as though fully set forth therein. Terms not otherwise described herein shall have the meanings ascribed to them in the Plan.

2.   Amendment.

         a. Shares Subject to Plan. Section 2.1 of the Plan is hereby amended to read in its entirety as follows:

               2.1 Shares Subject to Plan. The shares of stock subject to Options shall be the Company's common stock, par value $.001 per share. The aggregate number of such shares which may be issued upon exercise of such Options under the Plan shall not exceed Eight hundred thousand (800,000).

3. No Other Change. Except as specifically modified in this Amendment, all other provisions and terms of the Plan shall remain unchanged and in full force and effect.